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EXHIBIT 10.1

                    CONDITIONAL ASSIGNMENT
                      OF OIL AND GAS LEASE

THE STATE OF TEXAS       )
                         )    KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF STEPHENS       )

     THAT McClymond, Inc., a Texas corporation whose mailing address is P.O. Box 30, Breckenridge, Texas 70424 (hereinafter referred to as "Assignor"), for and in consideration of the sum of Fifteen Thousand Dollars ($15,000.00) cash in hand paid, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby TRANSFER, ASSIGN AND CONVEY unto Oil & Gas Seekers, Inc., a Nevada corporation, of 2810 South Madison, Spokane, Washington 99203 (hereinafter referred to as "Assignee), Assignor's interest in and to the oil and gas rights only, which is believed to be a 100% leasehold interest and a 78% net revenue interest, in and to that certain Oil and Gas Lease dated January 9, 1954, from Ed Ford, et ux, as Lessors, to Vanroe M. Howard, as Lessee, recorded in Volume 266, page 216, Deed Records of Stephens County, Texas (hereinafter referred to as the "Subject Lease"), only insofar as sold lease covers all of TE&L Co. Survey No. 1083, Stephens County, Texas, save and except 20 acres in the form of a square surrounding the Ed Ford A-3 well located in the southwest corner of said survey, containing 300 acres of land, more or less; SUBJECT, HOWEVER TO THE FOLLOWING RESERVATIONS, EXCEPTIONS, CON0111ONS AND LIMITATIONS:

     1. All prior reservations and exceptions of record, including prior Assignments and reservations of overriding royalty interest.

     2. Assignor excepts herefrom and reserves unto itself, its successors and assigns, all rights other than oil and gas rights and an overriding royalty interest in the acreage assigned herein, equal to the difference between the existing royalty and overriding royalty burdens and twenty-two percent (22%). Said overriding royalty interest shall be free and clear of all expenses of development and operation, but subject to its prorate part of applicable production and ad valorem taxes. This reserved overriding royalty interest shall apply to extensions and renewals of the Subject Lease.

     3. Assignor reserves unto itself, its successors and assigns all rights in and to all depths from the surface of the ground down to and including a sub-surface depth of 2,999 feet, hereby conveying to Assignee all depths below a sub-surface depth of 3,000 feet.




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     4. Subject to the other terms and conditions included herein, this Conditional Assignment is made for a limited term of two (2) years and so long thereafter as Assignee Is producing oil and/or gas In commercial quantities from the assigned acreage and depths, subject to the following:
a, If Assignee is, at the expiration of the term of this Conditional Assignment Is engaged In actual drilling operations, this Assignment shall remain In full force and effect as to all lands covered hereby for so long as such operations continue to completion or abandonment and for so long thereafter as operations for drilling are conducted with no more than 180 days elapsing between the completion or abandonment of one wall and, the commencement of actual drilling operations of another well; or
b. If, at the expiration of the term of this Conditional Assignment, Assignee is not conducting Ing &dual drilling operations, but Assignee has completed a well on the leased promises prior to the expiration of the term hereof which Is capable of producing oil and/or gas In paying quantities, this Assignment shall remain in full force and effect for so long as actual drilling operations or an additional wall are commenced within 180 days following the expiration of the term hereof, and this Assignment shall continue in force for so long thereafter as continuous operations are conducted with no more than 180 days elapsing between completion or abandonment of one well and the commencement of actual drilling
         III  Is


5. Should Assignee sled to abandon any well located an the Assigned Promises, Assignee shall so notify Assignor, and Assignor, If it so desires, shall have the right to take over the operation of such well for purposes of oil and gas operations as to depths or substances not assigned hereunder or for any other purpose that does not conflict with the rights granted Assignee hereunder, but. In order to exercise said right, Assignor must notify of its Intention to take over the operation of such well within twenty four (24) hours (Saturday, Sunday and Assignor's holidays excepted) after (1) receipt of notice from Assignee of its intention to abandon and (ii) the receipt of a field print of all electric, sonic, radioactive and other survey logs run in the well, whichever is the later time. It Assignor exorcises such right to takeover, Assignor may also take over any salvage materials or equipment at the wellsite and in the well and reimburse Assignee for the reasonable value of the salvage materials or equipment taken over, less the estimated cost of salvaging, Assignor shall assume all liabilities in connection with the operation of any such wellbore occurring after Assignor takes over such operation, Including the obligation to plug and abandon the well and to restore the surface around the wellsite.
6. ASSIGNOR DOES HEREBY WARRANT TITLE TO THE SUBJECT LEASE HEREIN DESCRIBED BY, THROUGH AND UNDER ASSIGNOR ONLY. HOWEVER, ASSIGNOR DOES HEREBY SUBROGATE UNTO ASSIGNEE ANY RIGHTS OWNED OR HELD BY ASSIGNOR UNDER PRIOR WARRANTIES OF TITLE. IT IS HEREBY ACKNOWLEDGED THAT ASSIGNEE HAS INSPECTED SAID PROPERTY AND PREMISES AND HAS BA716FIED ITSELF AS TO THEIR PHYSICAL AND ENVIRONMENTAL CONDITION, BOTH SURFACE AND SUBSURFACE, AND THAT ASSIGNEE SHALL ACCEPT ALL OIL AND GAS INTERESTS HEREUNDER IN THEIR ______ IS, WHERE IV CONDITION, WITH ALL FAULTS AND LIABILITIES, PAST AND FUTURE, INCLUDING ENVIRONMENTAL LIABILITY KNOWN OR UNKNOWN.
7. Assignee agrees to protect, Indemnify and hold Assignor harmless from and against any and all liability, loss, damage, Injuries, demands and causes of action theretofore asserted or filed or in anyway arising from Assignee's operations or activities on the Subject Lem, and Assignee agrees to Indemnify and hold Assignor harmless from liability, Including liability a
*owner* or "operator" under CERCLA, RCRA, CWA and all other federal or state environmental laws as to operations by Assignee at its assigns on the loosed promises.
I  it
Likewise, Assignor agrees to protect indemnify and hold Assignee
harm's 9 9 from and   against any and all liability, loss, damage,
Injuries, demands and causes of action theretofore asserted or fled or In anyway arising from Assignor's operations or activities on the Subject Lease, and Assignor agrees to Indemnify and hold Assignee harmless from liability, Including liability as an "owner" or "operator" under CERCLA, RCRA. 0WA and all other federal or state environmental laws as to operations by Assignor or Its assigns on the leased promises.
8. Assignee shall, during the drilling, reworking, and/or routine operation of any of its well(s) on the lease premises, furnish Assignor daily drilling reports, copies of all logs run, copies of reports and forms flied with the State regulatory bodies In connection with such well(s), well locations, dates of completion and/or plugging and abandonment of same. Assignee shall also furnish assignor copies of any title opinions or title reports which Assignee may obtain on the leased premises.
Q. All of the terms and provisions hereof shall Inure to the benefit of and be binding upon the heirs, successors and assigns of the parties hereto.
EXECUTED by both Assignor and Assignee on the dates shown below In their respective certificates of acknowledgment, but to be effective, for all purposes, as of the 1st day of March, 2000. ASSIGNOR, ASSIGNEE:

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 0
ACKNOWLEDGMENT
STATE OF TEXAS COUNTY OF STEPHENS
This Instrument was acknowledged before me, a the undersigned authority, on the 100 day of March, 2000, by B. Curtiss McClymond, President of McClymond, Inc., a a Texas corporation, on behalf of said corporation.
sell ------- ------  /s/ Rick Aldridge
RICK ALDRIDGE  Notary Public, State
'10
 Notary PUBLIC
 STATE OF Texas
 My Commission Expires 1-20-2000 ACKNOWLEDGMENT
STATE OF TEXAS COUNTY OF
This instrument was Acknowledged before me, a the undersigned authority, on the 31st day of March, 2000, by Gary Ruff, President of 041 & Gas Seekers, Inc., a Nevada corporation, on behalf of said corporation.
I At AA
-------- Public, State of Texas
- 0 0
LINDA M. LIGON NOTARY PUBLIC  State of Tan
I



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CONDITIONAL ASSIGNMENT  OF OIL AND GAO LEASE
THE STATE OF TEXAS  KNOW ALL MEN BY THESE PRESENTS: COUNTY OF
STEPHENS
THAT McClymond, Inc., a Texas corporation whose mailing address Is P.O. Box 30, Breckenridge, Texas 70424 (hereinafter referred to as "Assignor"), for and in consideration of the sum of Fifteen Thousand Dollars ($15,000.00) cash In hand paid, the receipt and sufficiency Of which are hereby acknowledged, Assignor does hereby TRANSFER, ASSIGN AND CONVEY unto Oil & Gas Seekers, Inc., a Nevada corporation, of 2810 South Madison, Spoken*, Washington 99203 (hereinafter referred to as "Assignee), Assignor's interest in and to the oil and gas rights only, which is believed to be a 100% leasehold interest and a 78% not revenue Interest, In and to that certain Oil and Gas Lease dated January 9, 1954, from Ed Ford, et ux, as Lessors, to Vanroe M. Howard, as Lessee, recorded In Volume 206, page 218, Deed Records of Stephens County, Texas (hereinafter referred to as the "Subject Lease"), only Insofar as sold lease covers all of TE&L Co. Survey No. 1083, Stephens County, Texas, save and except 20 acres in the form of a square surrounding the Ed Ford A-3 well located In the southwest comer of said survey, containing 300 acres of land, mare or less; SUBJECT, HOWEVER TO THE FOLLOWING RESERVATIONS, EXCEPTIONS, CON0111ONS AND LIMITATIONS:
1. All prior reservations and exceptions of record, Including prior -Assignments and reservations of overriding royalty interest.
2. Assignor excepts herefrom and reserves unto Itself, its successors and assigns, all rights other than oil and gas rights and an overriding royalty Interest In the acreage assigned heroin, equal to the difference between the existing royalty and overriding royalty burdens and twenty-two percent (22%). Said overriding royalty interest shall be free and clear of all expenses of development and operation, but subject to Its prorate part of applicable production and ad. valorem taxes. This reserved overriding Malty Interest shall apply to extensions and renewals of the Subject Lease.
3. Assignor reserves unto itself, its successors and assigns all rights in and to all depths from the surface of the ground down to and Including a sub-surface depth of 2,999 feet, hereby conveying to Assignee all depths below a sub-surface depth of 3,0001.
4. Subject to the other terms and conditions included heroin, this Conditional Assignment is made for a limited term of two (2) years and so long thereafter as Assignee Is producing oil and/or gas In commercial quantities from the assigned acreage and depths, subject to the following:
a, If Assignee is, at the expiration of the term of this Conditional Assignment Is engaged In actual drilling operations, this Assignment shall remain In full force and effect as to all lands covered hereby for so long as such operations continue to completion or abandonment and for so long thereafter as operations for drilling are conducted with no more than 180 days elapsing between the completion or abandonment of one wall and, the commencement of actual drilling operations of another well; or
b. If, at the expiration of the term of this Conditional Assignment, Assignee is not conducting Ing &dual drilling operations, but Assignee has completed a well on the leased promises prior to the expiration of the term hereof which Is capable of producing oil and/or gas In paying quantities, this Assignment shall remain in full force and effect for so long as actual drilling operations or an additional wall are commenced within 180 days following the expiration of the term hereof, and this Assignment shall continue in force for so long thereafter as continuous operations are conducted with no more than 180 days elapsing between completion or abandonment of one well and the commencement of actual drilling
         III  Is